UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Benson Hill, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39835	85-3374823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 North Warson Rd, Ste 300
St. Louis, Missouri 63132
(Address of principal executive offices)
(314) 222-8218
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):
N/A
Securities to be registered pursuant to Section 12(g) of the Act:
None

EXPLANATORY NOTE
Benson Hill, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.0001 per share (the “Common Stock”), from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects the listing and trading of its Common Stock on the NYSE to cease at the close of trading on August 23, 2024, and that trading will begin on Nasdaq at the open of trading on August 26, 2024.

Item 1.	Description of Registrant's Securities to be Registered.
The description of the Common Stock included in Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (File No. 001-39835), filed with the Securities and Exchange Commission on March 15, 2024, is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.

Item 2.	Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed as part of this registration statement, because no other securities of the Registrant are listed on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BENSON HILL, INC.

By:	/s/ Susan Keefe
Susan Keefe
Chief Financial Officer
Date: August 23, 2024